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                                                             EXHIBIT NO. 10.11

                                   EXHIBIT A

                          SECOND AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE


$26,000,000.00                                              New York, New York
                                                        as of October 17, 1996


        This Second Amended and Restated Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated June 11, 1993 (as amended by a letter agreement dated January 12, 1995, a letter agreement dated February 24, 1995, a letter agreement dated September 8, 1995, Waiver and Amendment No. 4 dated July 19, 1996, Amendment No. 5 dated as of the date hereof and as same may be further amended, supplemented or modified from time to time, the "Loan Agreement") by and between National Record Mart, Inc., a Delaware corporation having its chief executive office at 507 Forest Avenue, Carnegie, Pennsylvania 15106 and Fleet Capital Corporation (the "Lender"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

        FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Lender at Lender's offices located at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033 or at such other place as the holder may from time to time designate:

        (i) the principal sum of TWENTY SIX MILLION AND 00/100 DOLLARS, ($26,000,000.00) or, if different from such amount, the unpaid principal balance of the Revolving Credit Loan as may be due and owing from time to time under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement and subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

        (ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law. Upon and after the declaration of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

        This Note is the Note referred to in the Loan Agreement and is secured, inter alia, by the Liens granted to Lender in the Collateral pursuant to the Loan Agreement and the Loan Documents and the various other agreements related thereto delivered by the Borrower to the Lender, is entitled to the benefits of the Loan Agreement and the Loan Documents and is subject to all of the agreements, terms and conditions therein contained.



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        This Note may be prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

        If an Event of Default under Section 11.1(I) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney. If any other Event of Default shall occur under the Loan Agreement which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney.

        This Note is being delivered in the State of New York, and shall be construed and enforced in accordance with the laws of such State for contracts to be fully performed within the State of New York. Any judicial proceeding by the Borrower against the Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Amended and Restated Note or any related agreement, shall be brought only in federal or state court located in the City of New York, State of New York. Any judicial proceeding brought against Borrower with respect to any of the Obligations, or with respect to this Note or any related agreement may be brought in any court of competent jurisdiction in the City of New York, State of New York, United States of America, and, by execution and delivery of this Amended and Restated Note, Borrower accepts, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note or any related agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Lender to bring proceedings against the Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

        BORROWER EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AMENDED AND RESTATED NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE HOLDER AND THE BORROWER HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDED AND RESTATED NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE HOLDER OR THE BORROWER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

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        This Note restates in its entirety and is given in substitution for and in replacement of (but not in satisfaction of) that certain Amended and Restated Revolving Credit Note dated as of February 24, 1995 from Borrower to Lender in the original principal amount of $22,000,000.

        Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

Witness:                        NATIONAL RECORD MART, INC.


/s/ PAULA J. FINELLO            By: /s/ THERESA CARLISE
--------------------                -------------------
                                    Name:  Theresa Carlise
                                    Its:   Senior Vice President and
                                           Chief Financial Officer


STATE OF PENNSYLVANIA  )
                       :  ss.:
COUNTY OF ALLEGHENY    )

        On the 17th day of October, 1996, before me personally came Theresa Carlise, to me known, who being by me duly sworn, did depose and say that he is the Sr. Vice President of National Record Mart, Inc., the corporation described in and which executed the foregoing instrument; and that he was authorized to sign his name thereto.


                                   /s/ GERALDINE A. STEELE
                                   -----------------------
                                          Notary Public

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